Exhibit 99.1

QUINPARIO ACQUISITION CORP.
(a development stage company)

INDEX TO FINANCIAL STATEMENT

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of August 14, 2013	F-3

Notes to the Balance Sheet	F-4 – F-10

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Quinpario Acquisition Corp.

We have audited the accompanying balance sheet of Quinpario Acquisition Corp. (a development stage company) (the “Company”) as of August 14, 2013.  The balance sheet is the responsibility of the Company’s management.  Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Quinpario Acquisition Corp. (a development stage company) as of August 14, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass

New York, New York
August 20, 2013

QUINPARIO ACQUISITION CORP.
(a development stage company)

BALANCE SHEET
August 14, 2013

ASSETS
Current asset:
Cash	$1,318,193
Total current asset	1,318,193

Restricted cash held in Trust Account	177,075,000
Total assets	$178,393,193

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$30,662
Due to affiliate	122,882
Total current liabilities	153,544

Other liability
Deferred underwriters' fee	5,175,000
Total liabilities	5,328,544

Commitments and contingencies

Common stock subject to possible redemption; 16,380,473 shares (at redemption value)	168,064,638

Stockholders' equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized: none issued and outstanding	-
Common stock, $0.0001 par value, 43,000,000 shares authorized; 8,227,860 shares issued
and outstanding (which excludes 16,380,473 shares subject to possible redemption)	823
Additional paid-in capital	4,999,188
Deficit accumulated during the development stage	-
Total stockholders' equity	5,000,011
Total liabilities and stockholders’ equity	$178,393,193

See accompanying notes to balance sheet.

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO BALANCE SHEET

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Quinpario Acquisition Corp. (“us”, “we”, “Company”, “our”), a development stage company, is a newly organized blank check company incorporated in Delaware on May 31, 2013. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (“Business Combination”). The Company is considered to be in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies.

At August 14, 2013, the Company had not yet commenced any operations.  All activity from May 31, 2013 (inception) through August 14, 2013 relates to the Company’s formation and initial public offering described below.  The Company has elected December 31 as its fiscal year end.

The registration statement for the Company’s initial public offering was declared effective on August 8, 2013.  On August 14, 2013, the Company consummated its initial public offering through the sale of 17,250,000 units (including 2,250,000 units sold pursuant to the underwriters’ exercise in full of their over-allotment option) at $10.00 per share (the “Public Offering”) and received gross proceeds of $172,500,000 (including $22,500,000 from the underwriters’ exercise in full of their over-allotment option) before deduction of the underwriters’ compensation of $5,175,000.  Each unit consists of one share of the Company’s common stock (the “Public Shares”), and one redeemable common stock purchase warrant.  Simultaneously with the consummation of the Public Offering, the Company sold 1,150,000 placement units to the Company’s Sponsor at $10.00 per share in a private placement (the “Private Placement”) and raised $11,500,000.  See Note 3 – Public Offering and Private Placement.

Upon the closing of the Public Offering and the Private Placement, $177,075,000 was placed into a trust account (“Trust Account”). The proceeds placed into the Trust Account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. Treasuries. The Trust Account is held at J.P. Morgan Chase Bank, N.A., and maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such proceeds will only be released to the Company upon the earlier of: (1) the consummation of a Business Combination and (2) a redemption to public shareholders prior to any voluntary winding-up in the event the Company does not consummate a Business Combination.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering (see Note 3), although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. An amount equal to 102.6% of the gross proceeds of the Public Offering will be held in the Trust Account until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, is not required to submit the transaction for stockholder approval, unless otherwise required by law (or NASDAQ) and may proceed with a Business Combination if it is approved by the board of directors. Only in the event that the Company is required to seek stockholder approval in connection with a Business Combination, the Company will proceed with such Business Combination if a majority of the holders of outstanding shares of common stock that are voted vote in favor of the Business Combination. In connection with such a vote, the Company will provide our stockholders with the opportunity to redeem their shares of our common stock upon the consummation of our Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding shares of common stock that were sold as part of the Units in the Public Offering, which we refer to as our Public Shares, subject to the limitations described within the registration statement and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed Business Combination.  These shares of common stock have been recorded at a redemption value and classified as temporary equity upon the completion of the Public Offering, in accordance with ASC 480 “Distinguishing Liabilities from Equity”. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. The initial stockholders have agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote its founders shares, placement shares and any public shares held, in favour of approving a Business Combination.

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO BALANCE SHEET

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS — (continued)

Our Sponsor, officers and directors have agreed that the Company will have only 16 months from the consummation of the Public Offering to consummate our Business Combination. However, if we anticipate that we may not be able to consummate our Business Combination within 16 months, we may extend the period of time to consummate a Business Combination twice, each by an additional four months, for an aggregate of eight additional months. In order to extend the time available for us to consummate our Business Combination, our Sponsor, or its affiliates or designees, would deposit an aggregate of $1.125 million (or approximately $0.065 per public share) for each four month extension into the Trust Account prior to the applicable deadline. In return, they would receive 112,500 extension units ($10.00 per unit), on the same terms as in the private placement that occurred simultaneously with the consummation of the Public Offering. An aggregate of 225,000 extension units could be issued in connection with the two extensions. Neither our Sponsor, nor any of its affiliates or designees, is obligated to purchase such units in order to extend the time for us to complete a Business Combination. If we are unable to consummate our Business Combination within the above time periods, we will (i) cease all operations except for the purposes of winding up of our affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including a portion of the interest earned thereon which was not previously used for working capital, but net of any taxes, pro rata to our public stockholders by way of redemption of our Public Shares (which redemption would completely extinguish such holders’ rights as shareholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation.

The initial stockholders have agreed to waive their redemption rights with respect to the founder shares and private placement shares (i) in connection with the consummation of a Business Combination, (ii) if we fail to consummate our Business Combination within 16 months from the consummation of the Public Offering (or up to 24 months in case of extensions), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 16 month period. However, if our initial stockholders acquire Public Shares during or after the Public Offering, they will be entitled to redemption rights with respect to such Public Shares if we fail to consummate a Business Combination within the required time period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event we do not consummate a Business Combination within 16 months from the consummation of the Public Offering (or up to 24 months in case of extensions) and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of our Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit.

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO BALANCE SHEET

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying balance sheet is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities”. At August 14, 2013, the Company has not commenced any operations nor generated revenue to date. All activity through August 14, 2013 relates to the Company’s formation and the Public Offering. Following the Public Offering, the Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Public Offering.

Offering costs

Offering costs related to the Public Offering, totaling approximately $10,820,000 (including $5,175,000 of underwriting fees paid at closing and $5,175,000 of deferred underwriting compensation) through the balance sheet date have been charged to stockholders’ equity upon the completion of the Public Offering.

Redeemable common stock

All of the 17,250,000 common shares sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of common shares under the Company's liquidation or tender offer/ stockholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets (stockholders' equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against accumulated deficit and in the absence of accumulated deficit, by charges against paid-in capital.

Accordingly, at August 14, 2013, 16,380,473 of the 17,250,000 Public Shares are classified outside of permanent equity at their redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable and amounts released for working capital (approximately $10.26 at August 14, 2013).

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO BALANCE SHEET

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in financial institutions which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of August 14, 2013. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at August 14, 2013. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO BALANCE SHEET

3. PUBLIC OFFERING AND PRIVATE PLACEMENT

On August 14, 2013, the Company sold 17,250,000 units (including 2,250,000 units sold pursuant to the underwriters’ exercise in full of their over-allotment option) at $10.00 per unit (“Units”) in the Public Offering. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant. We did not register the shares of common stock issuable upon exercise of the warrants. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of common stock until the earlier of the date the warrants expire or are redeemed and, the date on which all of the warrants have been exercised and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available. Each warrant will entitle the holder to purchase one share of common stock at an exercise price of $12.00 and will become exercisable on the later of (a) 30 days after the consummation of our Business Combination, or (b) 12 months from the closing of the Public Offering. The warrants will expire at 5:00 p.m., New York time, five years after the consummation of our Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the Trust Account. The warrants may be redeemed by the Company at a price of $0.01 per warrant upon 30 days prior written notice after the warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given.

In connection with the Public Offering, the Sponsor purchased 1,150,000 placement units, each consisting of one share of common stock and one warrant to purchase one share of our common stock exercisable at $12.00, at a price of $10.00 per unit ($11.5 million in the aggregate) in a private placement that occurred simultaneously with the consummation of the Public Offering. The purchase price of the placement units was added to the proceeds from the Public Offering to be held in the Trust Account. If we do not complete a Business Combination within 16 months from the consummation of the Public Offering (or up to 24 months in case of extensions), the proceeds from the sale of the placement units held in the Trust Account will be used to fund the redemption of our Public Shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to the placement shares or warrants, which will expire worthless.

The placement units, the extension units and the component securities contained therein will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination and the placement warrants and the extension warrants will be non-redeemable so long as they are held by our Sponsor or its affiliates or designees. If the placement units or extension units are held by someone other than the initial holders, or their respective permitted transferees, the placement warrants or extension warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the Units sold in the Public Offering. The Company intends to classify the private placement warrants within permanent equity as additional paid-in capital in accordance with ASC 815-40 Derivatives and Hedging.

4. RELATED PARTY TRANSACTIONS

In order to finance transaction costs in connection with an intended Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate a Business Combination, we would repay such loaned amounts. In the event that the Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment, other than the interest income earned thereon. Up to $750,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the placement warrants. The terms of such loans by our Sponsor or officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO BALANCE SHEET

4. RELATED PARTY TRANSACTIONS — (continued)

On June 14, 2013, the Company issued an unsecured promissory note of up to $250,000 to Quinpario Partners LLC. The loans issued under this agreement were non-interest bearing and payable in full at the earlier of (i) December 31, 2013 or (ii) the closing of the Public Offering.  All outstanding draws against the promissory note in the aggregate amount of $232,139 were repaid at the closing of the Public Offering.

As of August 14, 2013, Quinpario Partners LLC had paid $122,882 on behalf of the Company for travel costs and other administrative expenses which is included in ‘due to affiliate’ on the accompanying balance sheet.

On May 31, 2013, the Company issued 6,208,333 shares of common stock to the Sponsor (the “Founder Shares”) for an aggregate purchase price of $25,000. These shares include up to 75,000 shares of common stock which are subject to forfeiture in the event that the extension units are not purchased (or 37,500 Founder Shares per extension), so that the Sponsor and its permitted transferees will own 25% of the Company’s issued and outstanding common shares after the Public Offering.

The Founder Shares are identical to the shares of common stock included in the Units sold in the Public Offering, except that (1) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (2) our initial stockholders have agreed: (i) to waive their redemption rights with respect to their Founder Shares, placement shares and Public Shares in connection with the consummation of a Business Combination and (ii) to waive their redemption rights with respect to their Founder Shares and placement shares if we fail to consummate a Business Combination within 16 months from the consummation of the Public Offering (or up to 24 months in case of extensions). However, our initial stockholders will be entitled to redemption rights with respect to any Public Shares they hold if we fail to consummate a Business Combination within such time period. If we submit our Business Combination to our public stockholders for a vote, our initial stockholders have agreed to vote their Founder Shares, placement shares and any Public Shares held in favor of our Business Combination.

The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares (except to permitted transferees) until (i) with respect to 20% of such shares, upon consummation of our initial business combination, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a Business Combination, we engage in a subsequent transaction (1) resulting in our stockholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

The initial stockholders will be entitled to registration rights pursuant to a registration rights agreement entered into in connection with the Public Offering. The initial stockholders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to their shares of common stock, the warrants and the common shares underlying the warrants, commencing on the date such common stock or warrants are released from lockup. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

QUINPARIO ACQUISITION CORP.
(a development stage company)

NOTES TO BALANCE SHEET

4. RELATED PARTY TRANSACTIONS — (continued)

Commencing on August 9, 2013, the date that our securities were first listed on NASDAQ, we have agreed to pay Quinpario Partners LLC, an affiliate of our Sponsor, a total of $10,000 per month for office space, administrative services and secretarial support. Upon consummation of our Business Combination or our liquidation, we will cease paying these monthly fees.

5. COMMITMENTS & CONTINGENCIES

The Company paid an underwriting discount of three percent (3.0%) of the public unit offering price to the underwriters at the closing of the Public Offering. In addition, the underwriters will be entitled to a deferred fee of three percent (3.0%) of the Public Offering payable in cash upon the closing of a Business Combination, which is reflected in the accompanying balance sheet.  The underwriters will not be entitled to any interest accrued on the deferred discount.

6. TRUST ACCOUNT

Upon the closing of the Public Offering and the private placement of the placement units, a total of $177,075,000 was placed in the Trust Account. All proceeds in the Trust Account may be invested in either U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. Treasuries.

7. STOCKHOLDERS’ EQUITY

Common Stock — The Company is authorized to issue 43,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each common share. At August 14, 2013, there were 8,227,860 common shares outstanding, which excludes 16,380,473 common shares subject to possible redemption.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock in one or more series with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At August 14, 2013, the Company has not issued any preferred shares.

8. SUBSEQUENT EVENTS

Management has approved the balance sheet and performed an evaluation of subsequent events through August 20, 2013, the date the balance sheet was available for issuance, noting no additional items which require adjustment or disclosure.